Exhibit 10.14

AMENDMENT
TO THE
ADVANCED DISPOSAL WASTE HOLDINGS CORP.
2012 STOCK INCENTIVE PLAN

1.                                      Purposes of the Plan and the Amendment to the Plan.  The purposes of the Advanced Disposal Waste Holdings Corp. 2012 Stock Incentive Plan (the “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and to promote the success of the Company’s business.  Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant.  Stock Purchase Rights may also be granted under the Plan.  The Board of Directors and Shareholders of the Company have approved an amendment to the Plan to increase the number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights.  The purpose of this Amendment to the Plan (the “Amendment”) is to memorialize such amendments made and approved by the Board of Directors and the Shareholders of the Company as permitted under the Plan.

2.                                      Definitions.  All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the original Plan.

3.                                      Amendments to the Plan.  This Amendment shall be deemed to be an amendment to the Plan and shall not be construed in any way as a replacement or substitution therefor.  All of the terms and provisions of this Amendment are hereby incorporated into the Plan as if such terms and provisions were set forth therein in full.  Subject to the foregoing and to the terms hereof, the Plan is hereby amended as set forth below.

Section 3 is hereby amended to delete the second sentence of Section 3 and to insert the following:  “Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued upon exercise of such Options or Share Purchase Rights is 180,000 Shares.”

4.                                      Effectiveness.  This Amendment shall be effective as of the Effective Date.  Upon the effectiveness of this Amendment, and on and after the date of such effectiveness, each reference in the Plan to “this Plan”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Plan in any other related document shall mean and be a reference to the Plan as amended hereby.  The Plan shall continue to remain in full force and effect and all of the terms and conditions set forth in the Plan are hereby ratified and confirmed except as specifically amended above.  Nothing in this Amendment shall be deemed to supersede, enlarge, restrict or modify any of the provisions of the Plan other than as set forth herein.

(SIGNATURE PAGE FOLLOWS)

* * * * * * *

I hereby certify that the Amendment to the Plan was duly adopted by the Board of Directors of Advanced Disposal Waste Holdings Corp. on April 25, 2013, and by the Shareholders of Advanced Disposal Waste Holdings Corp. pursuant to a unanimous written consent dated April 25, 2013.

Executed at the offices of the Company located at 90 Fort Wade Road, Ponte Vedra, Florida 32081, on this 25th day of April 2013 (the “Effective Date”).

/s/ Christian B. Mills

Name: Christian B. Mills

Title: Assistant Secretary